Exhibit (g)(2)

September 30, 2014

State Street Bank and Trust Company

801 Pennsylvania

Kansas City, MO 64105

Attention: Brock Hill

Re: PIMCO ETF Custody Agreement dated May 22, 2009

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established new portfolios as listed on the attached updated Appendix A to the PIMCO ETF Custody Agreement dated May 22, 2009 by and among State Street Bank and Trust Company (“State Street”) and the Trust (as amended, modified or supplemented from time, the “Agreement).

In accordance with the Section XIV(B) of the Agreement, the undersigned Trust hereby requests that State Street act as Custodian for the new portfolios under the terms of the Agreement. In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,
PIMCO ETF TRUST
on behalf of each party to the Agreement
By:
Name:	Henrik Larsen
Title:	Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY
By:
Name:	Brock M. Hill
Title:	Senior Vice President, Duly Authorized
Effective Date:	9/24/14

Appendix A

to

Custody & Investment Accounting Agreement

Dated May 22, 2009

Amended September 30, 2014

List of Funds of PIMCO ETF Trust

Fund Name	PIMCO Account#	State Street #
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund	4780	P1LB
PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund	4730	P1FA
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund	4792	P1FG
PIMCO 3-7 Year U.S. Treasury Index Exchange-Traded Fund	4732	P1FB
PIMCO 7-15 Year U.S. Treasury Index Exchange-Traded Fund	4733	P1FH
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund	4794	P1FH
PIMCO 25+Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund	4735	P1FM
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund	4795	P1FE
PIMCO Broad U.S. Treasury Index Exchange-Traded Fund	4734	P1FD
PIMCO Diversified Income Exchange-Traded Fund	4744	P1LQ
PIMCO Enhanced Short Maturity Exchange-Traded Fund	4750	P1FN
PIMCO Foreign Bond Active Exchange-Traded Fund (U.S. Dollar-Hedged)	4777	Not Assigned
PIMCO Foreign Currency Strategy Exchange-Traded Fund	4739	P1LM
PIMCO Fundamental IndexPLUS® AR Active Exchange-Traded Fund	4782	Not Assigned
PIMCO Global Advantage® Inflation-Linked Bond Exchange-Traded Fund	4796	P1LA
PIMCO Intermediate Municipal Bond Exchange-Traded Fund	4754	P1FQ
PIMCO International Fundamental IndexPLUS® AR Strategy Active Exchange-Traded Fund	4784	Not Assigned
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund	4760	P1FV
PIMCO Low Duration Exchange-Traded Fund	4756	P1LR
PIMCO Low Duration Investment Grade Corporate Bond Active Exchange- Traded Fund	4763	Not Assigned
PIMCO Real Return Exchange-Traded Fund	4797	P1LS
PIMCO Short Term Municipal Bond Exchange-Traded Fund	4753	P1FO
PIMCO Total Return Exchange-Traded Fund	4700	P1LG